EXHIBIT 99
FOR IMMEDIATE RELEASE

NEWS RELEASE
Triad Guaranty Inc.
NASDAQ Symbol: TGIC
www.triadguaranty.com
---------------------

Contact: Eric B. Dana
         Senior Vice President, Chief Financial Officer
         800-451-4872 ext.1105
         edana@tgic.com
         --------------

               TRIAD GUARANTY INC. REPORTS FOURTH QUARTER RESULTS, 2006 GUIDANCE, AND AUTHORIZATION FOR STOCK BUYBACK

WINSTON-SALEM, N.C., January 26, 2006-- Triad Guaranty Inc. (NASDAQ: TGIC) today reported net income for the quarter ended December 31, 2005 of $12.6 million compared to $15.2 million for the same quarter a year ago, a decline of 17%. Diluted earnings per share were $0.85 for the fourth quarter of 2005 compared to $1.03 for the fourth quarter of 2004, a decrease of 18%. Realized investment gains, net of taxes, increased diluted earnings per share by $0.01 in the fourth quarter of 2005 while not impacting diluted earnings per share in the same quarter of 2004.

Net income for the full year 2005 was $56.8 million compared to $58.4 million for 2004. Diluted earnings per share for the full year were $3.84 in 2005 compared to $3.98 for 2004. Realized investment gains and losses had no meaningful impact on earnings per share for the full year 2005 compared to a contribution of $0.02 in 2004.

Mark K. Tonnesen, President and Chief Executive Officer, said, "While we are pleased with the continued growth of Triad, we are obviously disappointed in the financial performance for the quarter; a quarter in which we took action to ensure a strong balance sheet reflecting the fundamentals in our business particularly with regard to the Katrina/Rita FEMA-designated areas.

During the fourth quarter, we experienced an increase in defaults. A large portion of the increase can be explained by the jump in total defaults in the FEMA-designated areas from 270 at September 30, 2005 to 891 at December 31, 2005, for which we reserved at our normal levels without regard to the unique circumstances surrounding that situation. This reserve increase was $3.4 million and accounted for a reduction in earnings per share of $0.15 for the quarter. There was also an increase in non-hurricane affected defaults, which may be seasonal in nature. Lastly we increased the severity utilized in the calculation of our reserves to reflect our long-term underlying trends."

Mr. Tonnesen continued, "We currently estimate 2006 earnings to be in the range of $4.65 to $4.90 per share on a fully-diluted basis. This is premised on anticipated earned premium increases of 10% to 15%, a targeted increase in operating expenses of less than 10% and assumes no economic downturn or broad-based decline in the housing market." He also stated that the Board of Directors has authorized the repurchase of up to 1,000,000 shares of common stock.

Total insurance in force reached $44.4 billion at year-end 2005, compared to $36.8 billion a year ago. Insurance in force included Primary of $29.8 billion and Modified Pool of $14.6 billion at December 31, 2005 compared to $29.0 billion and $7.8 billion a year earlier. New insurance written during the fourth quarter of 2005 totaled $4.5 billion compared to $4.1 billion written in the fourth quarter of 2004. Primary new insurance written for the fourth quarter of 2005 was $2.3 billion, down from $2.5 billion written in the fourth quarter of 2004. New insurance written attributable to Modified Pool transactions totaled $2.2 billion in the fourth quarter of 2005, up from $1.6 billion for the same period of 2004.

Earned premiums for the fourth quarter of 2005 were $45.0 million, an increase of 21% over the same period a year ago. The increase in earned premiums was due primarily to the growth in Modified Pool insurance in force and the change in the mix of Primary business. Persistency was 70.0% at December 31, 2005 compared to 68.5% at December 31, 2004.

Incurred losses for the fourth quarter were $22.0 million, including a $9.3 million reserve increase, up from $17.0 million in the third quarter of 2005 and significantly up from $10.0 million in the fourth quarter of 2004. The reserve increase is attributable to the rise in defaults from Katrina/Rita affected areas, the increase in other defaults reported in the fourth quarter and an increase in the assumed severity utilized in our calculation of reserves. Total paid claims for the fourth quarter of 2005 were $12.4 million, down from $13.5 million in the third quarter of 2005 but up significantly from $8.3 million in the fourth quarter of 2004. Primary severity on paid claims was $26,200 in both the fourth and third quarters of 2005, up from $24,100 in the fourth quarter of 2004. The Primary delinquency rate was 2.45% at December 31, 2005 compared to 1.97% at September 30, 2005 and 1.93% at December 31, 2004, while the Modified Pool delinquency rates for the same periods were 2.15%, 1.71% and 2.56%, respectively. Adjusting for the Katrina/Rita affected area defaults, the Primary and Modified Pool delinquency rates at December 31, 2005 would have been 2.25% and 1.89%, respectively.

The Company's loss ratio was 48.9% for the fourth quarter of 2005, inclusive of the increased reserve levels, compared to 38.4% in the third quarter of 2005 and 27.0% for the fourth quarter of 2004. The Company's expense ratio was 26.4% for the fourth quarter of 2005 compared to 26.1% in the third quarter of 2005 and 27.8% in the fourth quarter of 2004.


Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer providing credit enhancement solutions to its lender customers and the capital markets. This allows buyers to achieve homeownership sooner, facilitates the sale of mortgage loans in the secondary market and protects lenders from credit default-related expenses. For more information, please visit the company's web site at http://www.triadguaranty.com
----------------------------

Diluted realized investment gains/(losses) per share, net of taxes is a non-GAAP measure. We believe this is relevant and useful information to investors because, except for losses on impaired securities, it shows the effect that the Company's discretionary sales of investments had on earnings.

This document may contain forward-looking statements that involve various risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Attention is directed to the discussion of risk and uncertainties as part of the Safe Harbor statement under the Private Securities Litigation Reform Act of 1995 contained in the Company's most recent annual report, Form 10-K and other reports filed with the Securities and Exchange Commission.

                                    - ### -

  (Relevant Triad Guaranty Inc. financial statistics follow this news release.)

                               Triad Guaranty Inc.
                          Consolidated Income Statement
                                   (Unaudited)

                                                           Three Months Ended                  Twelve Months Ended
                                                              December 31.                        December 31.
                                                          2005            2004               2005           2004
                                                          ----            ----               ----           ----
                                                              (Dollars in thousands except per share amounts)
Premiums written:
  Direct                                               $  55,102       $  47,898          $ 207,260     $ 176,696
  Ceded                                                  (10,781)         (9,506)           (40,644)      (35,365)
                                                       ---------       ---------          ---------     ---------
          Net premiums written                         $  44,321       $  38,392          $ 166,616     $ 141,331
                                                       =========       =========          =========     =========

Earned premiums                                        $  44,971       $  37,178          $ 168,997     $ 140,992
Net investment income                                      5,944           5,315             22,998        19,754
Net realized investment gains                                160              88                 36           504
Other income                                                   2               6                 15            16
                                                       ---------       ---------          ---------     ---------
  Total revenues                                          51,077          42,587            192,046       161,266

Net losses and loss adjustment expenses                   21,979          10,046             66,855        35,864
Interest expense on debt                                     693             693              2,773         2,772
Amortization of deferred policy acquisition costs          3,836           3,951             14,902        14,256
Other operating expenses - net                             7,882           6,715             29,610        26,484
                                                       ---------       ---------          ---------     ---------
Income before income taxes                                16,687          21,182             77,906        81,890

Income taxes                                               4,127           5,980             21,093        23,473
                                                       ---------       ---------          ---------     ---------
Net income                                             $  12,560       $  15,202          $  56,813     $  58,417
                                                       =========       =========          =========     =========

Basic earnings per share                               $    0.85       $    1.05          $    3.87     $    4.04
Diluted earnings per share                             $    0.85       $    1.03          $    3.84     $    3.98

Weighted average common and common
   stock equivalents outstanding (in thousands)
  Basic                                                   14,724          14,504             14,691        14,458
  Diluted                                                 14,804          14,725             14,808        14,681

NON-GAAP INFORMATION:
Diluted realized investment gains per share,
   net of taxes                                        $    0.01       $       -          $       -      $   0.02

                               Triad Guaranty Inc.
                           Consolidated Balance Sheet

                                                              (Unaudited)
                                                              December 31,       December 31,
                                                                  2005               2004
                                                                  ----               ----
                                                                   (Dollars in thousands
                                                                  except per share amounts)
Assets:
     Invested assets:
        Fixed maturities, available for sale, at market        $  534,064         $  454,121
        Equity securities, available for sale, at market            8,159             10,272
     Short-term investments                                        14,755             16,095
                                                               ----------         ----------
                                                                  556,978            480,488

     Cash                                                          (1,025)             6,865
     Deferred policy acquisition costs                             33,684             32,453
     Prepaid federal income tax                                   139,465            119,132
     Other assets                                                  38,401             33,097
                                                               ----------         ----------
          Total assets                                         $  767,503         $  672,035
                                                               ==========         ==========

Liabilities:
     Losses and loss adjustment expenses                       $   51,074         $   34,042
     Unearned premiums                                             13,494             15,942
     Deferred income tax                                          155,189            137,925
     Long-term debt                                                34,501             34,493
     Other liabilities                                             14,054             12,290
                                                               ----------         ----------
         Total liabilities                                        268,312            234,692

Stockholders' equity:
     Retained earnings                                            387,441            330,628
     Accumulated other comprehensive income                        11,106             13,218
     Other equity accounts                                        100,644             93,497
                                                               ----------         ----------
        Total stockholders' equity                                499,191            437,343
                                                               ----------         ----------
Total liabilities and stockholders' equity                     $  767,503         $  672,035
                                                               ==========         ==========

Stockholders' equity per share:
     Including unrealized investment gains                     $    33.79         $    29.89
     Excluding unrealized investment gains                     $    33.04         $    28.99

Common shares outstanding                                      14,774,153         14,631,678

                               Triad Guaranty Inc.
                  Sequential Quarterly Statistical Information
                                   (Unaudited)

                                             Dec 31,    Sep 30   Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,
                                              2005       2005     2005      2005      2004      2004      2004      2004      2003
                                              ----       ----     ----      ----      ----      ----      ----      ----      ----
                                                             (Dollars in millions unless otherwise indicated)
Insurance In Force
------------------
Primary insurance in force                  $ 29,792  $ 29,820  $ 29,489  $ 29,001  $ 28,964  $ 28,811  $ 28,367  $ 28,272  $ 27,929
   - Flow business                          $ 29,364  $ 29,327  $ 28,904  $ 28,314  $ 28,191  $ 27,936  $ 27,385  $ 27,224  $ 26,901
   - Bulk business                          $    428  $    492  $    585  $    687  $    773  $    875  $    982  $  1,048  $  1,028

Alt-A insurance in force - primary          $  2,935  $  2,751  $  2,479  $  2,190  $  2,100  $  1,916  $  1,646  $  1,557  $  1,451

Alt A insurance in force - primary
   FICO between 620 and 660                    19.2%     20.8%     22.5%     23.9%     23.9%     22.4%     21.1%     22.2%     24.1%
   FICO greater than 660                       80.8%     79.2%     77.5%     76.1%     76.1%     77.6%     78.9%     77.8%     75.9%

Primary flow insurance in force subject to
   captive reinsurance arrangements            59.0%     58.3%     57.2%     56.7%     56.6%     56.1%     55.0%     53.5%     51.5%

Modified Pool insurance in force            $ 14,615  $ 13,406  $ 10,018  $  9,217  $  7,863  $  7,010  $  6,390  $  5,614  $  3,819

Risk In Force
-------------
Primary net risk in force                   $  6,767  $  6,806  $  6,700  $  6,574  $  6,587  $  6,540  $  6,409  $  6,378  $  6,295
   - Flow business                          $  6,624  $  6,647  $  6,509  $  6,351  $  6,337  $  6,257  $  6,095  $  6,047  $  5,977
   - Bulk business                          $    143  $    159  $    191  $    223  $    250  $    283  $    314  $    331  $    318

Total primary risk in force by credit score
   FICO less than 575                           0.8%      0.9%      1.0%      1.0%      1.1%      1.1%      1.3%      1.4%      1.5%
   FICO between 575 and 619                     4.3%      4.4%      4.6%      4.6%      4.6%      4.7%      4.9%      4.9%      5.1%
   FICO greater than 619                       94.9%     94.7%     94.4%     94.4%     94.3%     94.2%     93.9%     93.7%     93.5%

Flow primary risk in force by credit score
   FICO less than 575                           0.7%      0.7%      0.7%      0.7%      0.7%      0.7%      0.7%      0.8%      0.8%
   FICO between 575 and 619                     4.0%      4.2%      4.3%      4.3%      4.2%      4.2%      4.2%      4.1%      4.1%
   FICO greater than 619                       95.3%     95.1%     94.9%     95.0%     95.1%     95.1%     95.1%     95.1%     95.1%

Primary flow risk in force subject to
   captive reinsurance arrangements            60.4%     58.3%     56.7%     55.8%     55.6%     54.8%     52.9%     51.9%     49.8%

Modified Pool gross risk in force           $    616  $    579  $    489  $    462  $    416  $    388  $    374  $    350  $    293
   Deductibles on gross risk                $     71  $     68  $     59  $     53  $     42  $     35  $     31  $     25  $     13

Modified pool risk in force by credit score
   FICO less than 575                           0.2%      0.2%      0.3%      0.3%      0.4%      0.5%      0.6%      0.7%      0.9%
   FICO between 575 and 619                     1.1%      1.2%      1.6%      1.8%      2.2%      2.3%      2.5%      3.1%      3.8%
   FICO greater than 619                       98.6%     98.6%     98.1%     97.9%     97.4%     97.2%     96.9%     96.2%     95.3%

                               Triad Guaranty Inc.
              Sequential Quarterly Statistical Information (con't.)
                                   (Unaudited)

                                             Dec 31,    Sep 30   Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,
                                              2005       2005     2005      2005      2004      2004      2004      2004      2003
                                              ----       ----     ----      ----      ----      ----      ----      ----      ----
                                                             (Dollars in millions unless otherwise indicated)
Production
----------
Primary new insurance written (NIW)         $  2,263  $  3,093  $  2,941  $  2,191  $  2,476  $  2,716  $  3,019  $  2,497  $  3,669
     - Flow business                        $  2,263  $  3,091  $  2,941  $  2,161  $  2,456  $  2,665  $  2,950  $  2,380  $  3,255
     - Bulk business                        $      -  $      2  $      -  $     30  $     20  $     51  $     69  $    117  $    414

NIW subject to captive reinsurance
   arrangements
     - Primary flow business                   55.1%     58.1%     54.6%     47.4%     52.8%     51.3%     58.7%     60.3%     50.3%

Product mix as a % of primary flow NIW:
     - Greater than 95% LTV's                  11.2%     13.8%     11.6%     12.8%     13.7%     13.9%     11.8%     10.0%      7.2%
     -  ARMs                                   30.4%     35.9%     43.7%     38.1%     36.7%     37.0%     33.2%     26.9%     26.1%
     - Monthly premium                         99.5%     96.8%     94.3%     93.1%     93.5%     93.3%     90.7%     91.1%     83.1%
     -  Annual premium                          0.2%      3.0%      5.4%      5.7%      6.1%      6.2%      9.0%      8.5%     16.4%
     -  Refinances                             28.6%     26.5%     33.6%     35.0%     30.1%     22.0%     32.3%     35.4%     38.5%

Primary new risk written (gross)            $    609  $    822  $    723  $    540  $    642  $    724  $    775  $    634  $    937
     - Flow business                        $    609  $    821  $    723  $    530  $    635  $    706  $    751  $    594  $    797
     - Bulk business                        $      -  $      1  $      -  $     10  $      7  $     18  $     24  $     40  $    140

Modified Pool NIW                           $  2,255  $  4,526  $  1,798  $  2,103  $  1,606  $  1,297  $  1,394  $  2,165  $  1,555

Modified Pool new risk written              $     55  $     97  $     46  $     62  $     46  $     27  $     30  $     59  $     54

Loan Statistics
---------------
Primary number of insured loans              217,397   219,159    219,256  217,657   218,011   217,305   214,991   214,273   211,805
     - Flow business                         214,127   215,481    214,964  212,754   212,596   211,300   208,384   207,314   205,033
     - Bulk business                           3,270     3,678      4,292    4,903     5,415     6,005     6,607     6,959     6,772

Primary average loan size ($ thousands)
     - Flow business                        $  137.1  $  136.1  $   134.5 $  133.1  $  132.6  $  132.2  $  131.4  $  131.3  $  131.2
     - Bulk business                        $  131.0  $  133.8  $   136.3 $  140.1  $  142.8  $  145.7  $  148.6  $  150.6  $  151.8

Modified Pool number of insured loans         85,091    78,241     59,581   55,182    48,563    43,286    39,519    35,410    24,429

Note: The Company periodically enters into structured transactions involving loans that have insurance effective dates within the current reporting period but for which detailed loan information regarding the insured loans is not provided until later. When this occurs, the Company accrues due premium in the reporting period based on each loan's insurance effective date; however, the loans are not reflected in the Company's in force and related data totals until the loan level detail is reported to the Company. At December 31, 2005, the Company had approximately $979 million of structured transactions with effective dates within the fourth quarter for which loan level detail had not been received.

                               Triad Guaranty Inc.
              Sequential Quarterly Statistical Information (con't.)
                                   (Unaudited)

                                             Dec 31,    Sep 30   Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,
                                              2005       2005     2005      2005      2004      2004      2004      2004      2003
                                              ----       ----     ----      ----      ----      ----      ----      ----      ----
                                                             (Dollars in millions unless otherwise indicated)
Delinquencies and Claim Information
-----------------------------------
Total primary delinquent loans                 5,336     4,312      4,013    4,134     4,203     3,902     3,709     3,728     3,397
    - Flow business                            4,894     3,892      3,593    3,694     3,739     3,469     3,319     3,343     3,053
    - Bulk business                              442       420        420      440       464       433       390       385       344

Total modified pool delinquent loans           1,827     1,341      1,312    1,329     1,242     1,106     1,056       994       845
    - With deductibles                         1,090       709        612      538       410       197       121        66        17
    - Without deductibles                        737       632        700      791       832       909       935       928       828

Total primary delinquency rate                 2.45%     1.97%      1.83%    1.90%     1.93%     1.80%     1.73%     1.74%     1.60%

Modified Pool delinquency rate                 2.15%     1.71%      2.20%    2.41%     2.56%     2.56%     2.67%     2.81%     3.46%

Primary average severity ($ thousands)      $   26.2  $   26.2  $    28.9 $   24.7  $   24.1  $   19.3  $   24.2  $   27.4  $   28.3
    - Flow business                         $   24.9  $   26.1  $    29.0 $   24.9  $   23.6  $   19.7  $   24.6  $   26.9  $   28.2
    - Bulk business                         $   40.5  $   27.4  $    27.6 $   21.0  $   28.4  $   14.1  $   19.4  $   34.4  $   29.3

Primary net paid claims ($ thousands)
    - Flow business                         $ 10,021  $ 10,555  $  10,931 $  8,283  $  6,172  $  6,224  $  5,883  $  5,254  $  4,511
    - Bulk business                         $  1,540  $  1,427  $   1,216 $    398  $    966  $    324  $    426  $    447  $    381

Modified Pool net paid claims ($ thousands) $    862  $  1,475  $   1,150 $    970  $  1,193  $    733  $    406  $    308  $    454

Financial Information
---------------------
Loss ratio - GAAP                              48.9%     38.4%      42.0%     27.4%    27.0%     25.8%     22.5%     26.3%     21.6%
Expense ratio - GAAP                           26.4%     26.1%      26.4%     28.1%    27.8%     28.6%     29.7%     29.4%     34.0%
Combined ratio - GAAP                          75.3%     64.5%      68.4%     55.5%    54.8%     54.4%     52.2%     55.7%     55.6%

Risk-to-capital ratio                         12.6:1    13.0:1     13.1:1    13.7:1   14.0:1    14.4:1    14.6:1    15.2:1    15.3:1

Annual persistency - primary                   70.0%     69.7%      70.9%     69.0%    68.5%     67.8%     60.9%     56.2%     52.2%